                                                                    EXHIBIT 10.2
                                                                    ------------




                            STOCKHOLDERS  AGREEMENT

                                      Of

                        ELECTRONIC MARKET CENTER, INC.


                           (A Delaware Corporation)



                          Dated as of April 18, 2000

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     This Amended and Restated Stockholders Agreement (the "Agreement") is made as of this 18th day of April, 2000, between and among ELECTRONIC MARKET CENTER, INC., a corporation organized under the laws of the State of Delaware (the "Company"), THE ASHTON TECHNOLOGY GROUP, INC., a corporation organized under the laws of the State of Delaware ("Ashton"), each existing holder of Common Stock, par value $.0001 per share, of the Company ("Common Stock" or "Shares") listed on Schedule A hereto (the "Ashton Executives"), MATTHEW SALTZMAN ("Saltzman"), who resides at 2 Forest Hills Drive, Avon, Connecticut, 06001, and ALLEN WHITEHEAD ("Whitehead"), who resides at 35 East Main Street, PMB 352, Avon, Connecticut, 06001. Ashton, the Ashton Executives, Saltzman and Whitehead are hereafter individually referred to as a "Stockholder" and collectively as the "Stockholders."

                                   RECITALS:
                                   --------

     WHEREAS, the Company and the Ashton Executives have entered into that certain Stockholders Agreement, dated as of January 31, 2000 (the "Prior Agreement"), which Prior Agreement provided for the voting of the Company's Common Stock, provided certain rights and obligations relating to the transfer of the Company's Common Stock and related business matters, among other things; and

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     WHEREAS, the Company has entered into a definitive Stock Exchange and
Acquisition Agreement and a definitive Employment Agreement pursuant to which Saltzman shall become president and chief operating officer of the Company (but for purposes of this Agreement, Saltzman shall not be considered an "Ashton Executive") and pursuant to which Saltzman and Whitehead shall become stockholders of the Company; and

     WHEREAS, all the parties to the Prior Agreement deem it appropriate and necessary to abrogate and supersede the Prior Agreement and all the representations, warranties and covenants contained therein, to replace such Prior Agreement with the current Agreement, and to add Saltzman and Whitehead as parties to the Agreement; and

     WHEREAS, the Company and Ashton consider it desirable and necessary to identify those corporate actions of the Company and/or its management which must be subject to approval by the Board of Directors of the Company; and

     WHEREAS, all the parties hereto consider it desirable and necessary to provide for such restrictions on the transfer of the Company's Common Stock as are necessary to ensure the harmonious and successful management and control of the Company.

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          NOW THEREFORE, in consideration of the mutual promises and undertakings of the parties hereto, and intending to be legally bound, the parties hereby agree as follows:

1.   Restrictions on Transfer.
     ------------------------

     1.1  General Restrictions.
          --------------------

          (a) Except as provided in Section 1.1(b), no Stockholder shall sell, assign, transfer, give, donate or dispose of any Common Stock or any right or interest in any Common Stock now held or hereafter acquired by him, whether voluntarily or by operation of law (other than by reason of the death of such Stockholder), to any person or entity other than the Company or any Permitted Transferee (as hereinafter defined), except in accordance with the terms and conditions set forth in this Agreement or pursuant to the prior written consent of all other Stockholders.

          (b) Ashton may, at its discretion, transfer up to 75,000 Shares of Common Stock held by Ashton to a future director of the Company appointed by Ashton and may grant options to purchase up to 500,000 Shares of Common Stock of the Company held by Ashton to certain future grantees.

     1.2  Forfeiture of Shares by Ashton Executives. Subject to the provisions
          -----------------------------------------
     of Section 4 of this Agreement, if any Ashton Executive is no longer employed (as a direct employee or consultant) by Ashton or any of its Subsidiaries (including the

     Company) prior to the Termination Date (as hereinafter defined), then such Ashton Executive shall forfeit his shares to the Company and the Company shall have the right and obligation to purchase from such Ashton Executive (including any Permitted Transferee (as hereinafter defined) of such Ashton Executive), and such Ashton Executive (including any Permitted Transferee of such Ashton Executive) shall have the right and obligation to sell to the Company all of the Shares owned by such Ashton Executive (and such Ashton Executive's Permitted Transferees) promptly after such event at a purchase price equal to the purchase price paid by such Ashton Executive for such shares.

     1.3  Definition of Permitted Transferee. For purposes of this Agreement,
          ----------------------------------
     "Permitted Transferee" shall mean the issue, spouse or family trust of a Stockholder to whom Shares are transferred by such Stockholder (a) by will or the laws of descent or distribution, or (b) by gift without consideration of any kind.

     1.4  Purported Nonconforming Transfers.  Any purported transfer of Common
          ---------------------------------
     Stock by any Stockholder, including any purported transfer by any legal representative of any deceased Stockholder, not in accordance with the provisions of this Agreement shall be void and shall not operate to transfer any interest therein or title thereto to the purported transferee. The Company shall not cause or permit the transfer of any certificates representing any Common Stock owned by any Stockholder to be made on its books except in accordance with the terms of this Agreement.

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2.   Co-Sale Rights.
     --------------

     2.1  Sale of Shares by Stockholder. If any Stockholder (the "Selling
          -----------------------------
     Stockholder") including, without limitation, Ashton, wishes to sell any Shares of his or its Common Stock or any right or interest in them (the "Offered Stock") pursuant to a bona fide written offer from a third party to purchase the Offered Stock (the "Bona Fide Offer"), he or it shall first give written notice to the Company (the "Notice of Sale") and to the other Stockholders (the "Non-selling Stockholders") of his or its intention to do so. The Notice of Sale shall name the proposed transferee and specify the number and price per share of the Offered Stock, the terms of payment and any other terms or conditions thereof and shall have attached thereto a copy of the Bona Fide Offer.

     2.2  Co-Sale Right of Non-Selling Stockholders. In the event of a Bona Fide
          -----------------------------------------
     Offer, the Selling Stockholder provides the Notice of Sale to the Non-Selling Stockholders, then each Non-Selling Stockholder (hereinafter referred to as a "Co-Selling Stockholder") shall have the right (a "Co-Sale Right") to transfer to the third party as a condition to the Selling Stockholder's sale of such Offered Stock, for proportionately the same total consideration and on the same terms and conditions set forth in the applicable Bona Fide Offer, such number of shares owned by such Co-Selling Stockholder such that the buyer will be purchasing such number of shares from the Selling Stockholder and such number of shares

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     from each such Co-Selling Stockholder, pro rata based upon their respective percentages of ownership of all of the shares of the Company's Common Stock (determined on a fully-diluted basis), (and if and to the extent any Co-Selling Stockholder(s) shall exercise such Co-Sale Rights, then the amount of shares of Offered Stock to be sold to such third party by the Selling Stockholder shall be correspondingly reduced), provided, that no
                                                    --------
     Stockholder shall be required in connection with any such transaction to make any representation, warranty or covenant other than a representation as to its power and authority to effect such transfer and as to its title to the securities transferred by it, provided further, that without
                                          -------- -------
     limiting the foregoing proviso, each Co-Selling Stockholder electing to participate in such transfer shall be obligated to indemnify the proposed transferee or transferees only if (a) all indemnification obligations are shared among all transferors in proportion to the consideration paid to each transferor, and (b) the maximum indemnification of any Co-Selling Stockholder shall not exceed the net cash proceeds actually received by it as a result of such transfer.

     2.3  Third Party Consent. The Selling Stockholder shall use commercially
          -------------------
     reasonable efforts to obtain the agreement of the third party purchasing the Offered Stock in the proposed transfer to the participation of the Co-Selling Stockholders(s) exercising the Co-Sale Rights provided herein and shall not consummate any such proposed transfer unless each such Co-Selling Stockholder is permitted to participate in accordance with Article 2 hereto. No Stockholder shall be obligated to sell any Shares pursuant to
     Article 2 hereto. If any

     Stockholder elects to exercise such Stockholder's Co-Sale Rights, such Stockholder shall do so by furnishing a written notice of such election to the Company and to the Selling Stockholder within ten (10) days after receiving the Notice of Sale.

     2.4  Closing. The closing of the purchase and sale of Offered Stock
          -------
     pursuant to a Bona Fide Offer, under Article 2 hereto, shall take place at the principal executive office of the Company (or such other location as may be agreed upon by the Selling Stockholder and the parties who are purchasing the Offered Stock) within thirty (30) days after the last notice to the Selling Stockholder and to the Company pursuant to Section 2.3 hereto of the Co-Selling Stockholder's exercise of their respective rights to sell their pro rata portion of the Offered Stock. At the closing, the Selling Stockholder and any Co-Selling Stockholder(s) shall deliver to the purchaser or purchasers of the Offered Stock certificates representing such shares, duly endorsed for transfer, free and clear of any lien, claim, charge, pledge, security interest or encumbrance whatsoever, and the purchaser or purchasers shall deliver to the Selling Stockholder and any Co-Selling Stockholder(s) consideration therefor at the price and on the terms of the Bona Fide Offer.

3.   "Piggyback" Registration Rights.
      ------------------------------

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     3.1  Procedure for Registration. If, at any time, the Company proposes to
          --------------------------
     register any of its Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), whether as a result of a primary or secondary offering of Common Stock or pursuant to registration rights granted to holders of other securities of the Company, the Company shall, each such time, give to the Stockholders written notice of its intent to do so. Upon the written request of any Stockholder (the "Selling Stockholder") given within 30 days after the giving of any such notice by the Company, the Company shall cause to be included in such registration the Shares of such Selling Stockholder, to the extent requested to be registered; provided that such Selling Stockholder agrees to sell those of
                 --------
     its Shares to be included in such registration in the same manner and on the same terms and conditions as the other shares of Common Stock which the Company proposes to register. The Company shall, as expeditiously as reasonably possible:

          (a) Prepare (and afford counsel to the Selling Stockholder(s) reasonable opportunity to review and comment) and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Shares and use commercially reasonable efforts to cause such registration statement to become and remain effective; provided, however
                                                            --------  -------
     that, the Company shall in no event be obligated to cause any such registration to remain effective for more than 90 days;

          (b) Prepare (and afford counsel to the Selling Stockholder(s) reasonable opportunity to review and comment thereon) and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement;

          (c) Furnish to the Selling Stockholder(s) such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 3(d) below) as the Selling Stockholder(s) may reasonably request in order to facilitate the disposition of such Shares;

          (d) Notify the Selling Stockholder(s), at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly prepare (and, when completed, give notice to each Selling Stockholder) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that
                                                                   --------
     upon such notification by the Company, the Selling Stockholder(s) will not offer or sell Shares until the Company has notified the Selling Stockholder(s) that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the Selling

     Stockholder(s) (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a prospectus amendment or supplement as above provided in this subsection (d) and deliver copies of same as above provided in subsection (c) hereof); and

          (e) Use commercially reasonable efforts to register and qualify such Shares under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate in the opinion of the Company and the managing underwriters.


3.2  Cooperation by Selling Stockholder. It shall be a condition precedent to
     ----------------------------------
the obligations of the Company to take any action pursuant to this Agreement that the Selling Stockholder(s) shall furnish to the Company such information regarding them and the securities of the Company held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement. All expenses incurred in connection with a registration pursuant to this Agreement (excluding underwriting commissions and discounts and counsel fees of the Selling Stockholder(s)), including without limitation all registration and qualification fees, printing, and fees and disbursements of counsel for the Company, shall be borne by the Company.

4.   Purchase on Death or Disability.
     -------------------------------

     4.1  Death or Disability. In the event of the death or Disability (as
          -------------------
     hereinafter defined) of a Stockholder prior to the Termination Date, the Company shall have the right and obligation to purchase from such Stockholder (including any Permitted Transferees of such Stockholder) or his estate, and such Stockholder (including any Permitted Transferees of such Stockholder) or his estate shall have the right and obligation to sell to the Company, all of the Shares held by such Stockholder (and such Stockholder's Permitted Transferees) at the time of such event at a purchase price equal to the Share Value (as defined in Section 4.3) of such Shares. The purchase price for the Shares to be purchased shall be paid, at the option of the Company in its sole discretion, in cash or by delivery of cash (equal to at least 20% of the purchase price) and a promissory note in principal amount equal to the balance of such purchase price (which note shall be payable in equal monthly installments of principal over a sixty
     (60) month period and shall accrue interest at a rate of 12% per annum, payable monthly, and shall be secured by a lien in the Shares so sold), against receipt by the Company of all duly executed instruments and documents necessary to transfer all right, title and interest of the sellers in the Shares of the Company, free and clear of all liens, claims and encumbrances. Whitehead shall not be subject to this Section.

     4.2  Closing. Except as provided in the next sentence, the closing of such
          -------
     purchase and sale under Section 3.1 shall take place within ten (10) business days of the event giving rise to such purchase and sale, except that in the event of an appraisal as contemplated by the first sentence of Section 4.3, such closing shall take place within ten (10) business days after the issuance of the report of the Appraiser. Notwithstanding the previous sentence, if the event giving rise to the purchase and sale is the death of the Stockholder, then the closing of such purchase and sale shall take place as promptly as practicable, but in no event more than five business days after the appointment of a legal representative of the deceased Stockholder.

     4.3  Determination of Share Value. For purposes of this Agreement, "Share
          ----------------------------
     Value" shall be determined by an appraisal of the Shares made by an independent accountant or investment banking professional selected by the Board of Directors of the Company who shall be knowledgeable in valuing the capital stock of companies engaged in businesses similar to the business engaged in by the Company (the "Appraiser"); provided however, that if such
                                                  -------- -------
     an appraisal shall have been issued at any time during the preceding twelve
     (12) months, then, unless the Board elects to make a new appraisal of the Shares, the Share Value shall be as set forth in such appraisal and no new appraisal shall be required. Notwithstanding the previous sentences, the Board shall order an appraisal of the Shares to determine Share Value at any time if the Board believes that there has been, since the date of the last determination of Share Value, a material change in the business operations, assets or liabilities, employee relationships, customer relationships, results of operations, prospects or the condition (financial or otherwise) of the Company. The Company shall pay the fees and disbursements of the Appraiser. Within thirty (30) days after being retained by the Company, the Appraiser shall issue a report setting forth the value of the Shares and a reasonably detailed explanation of the methods used to determine such value.

     4.4  Voting of Shares. Notwithstanding anything to the contrary contained
          ----------------
     in this Agreement, in the event of a Stockholder's death or Disability, such Stockholder and such Stockholder's Permitted Transferees, if any, shall be required to vote all Shares held by such Stockholder and such Permitted Transferees as directed by the Board of Directors of the Company (including, without limitation, abstaining from voting).

     4.5  Definition of Disability.  As used in this Agreement, "Disability"
          ------------------------
     shall mean an individual's inability, due to physical or mental incapacity or impairment, to fully perform the tasks usually encountered in such individual's employment with the Company or Ashton for at least ninety (90) consecutive days, or for a period shorter than ninety (90) consecutive days as determined by the Board after consultation with a medical expert.

5.   Voting Block.
     ------------

     5.1  Voting of Shares by Ashton Executives. From the date of this Agreement
          -------------------------------------
     until the Termination Date, each Ashton Executive shall cause the Shares of

     Common Stock of the Company owned or controlled by such Ashton Executive and his or its Permitted Transferees to be voted at any meeting of the stockholders of the Company or in any consent in lieu of such a meeting for and/or against any proposal in the same manner and proportion as all other shares owned by Ashton or its designee(s) are voted at such meeting or consent in lieu of such a meeting, as the case may be.

6.   Management of Electronic Market Center, Inc.
     --------------------------------------------

     6.1  Board of Directors.  Notwithstanding anything in the Certificate of
          ------------------
     Incorporation or the By-Laws of the Company to the contrary, so long as the Stockholders continue to hold Shares, the Stockholders agree that they shall cause the Company to have a Board of Directors consisting of six (6) directors, one of whom shall be Matthew Saltzman and one of whom shall be a person appointed by Matthew Saltzman. In the event that both Matthew Saltzman and his appointee resign as, or cease to be, directors of the Company, the remaining Stockholders shall elect their replacements to fill the vacancies on the Board of Directors as provided in the Company's By-Laws.

     6.2  Board Approval Required for Certain Actions. Saltzman and the
          -------------------------------------------
     Stockholders agree that they shall refrain from taking or causing the Company or any of its subsidiaries to take, and the Company agrees that it shall not take or cause any of its subsidiaries to take, any transaction outside the ordinary course of business, without the express prior written consent of the Board of Directors of the Company. "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency). Without limiting the generality of the foregoing:

               (i) none of the Company and its subsidiaries will authorize or effect any change in their charter or bylaws;

               (ii) none of the Company and its subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of their capital stock or issue, sell, or otherwise dispose of any of their capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

               (iii) none of the Company and its subsidiaries will declare, set aside, or pay any dividend or distribution with respect to their capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of their capital stock, in either case outside the Ordinary Course of Business;

               (iv) none of the Company and its subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

               (v) none of the Company and its subsidiaries will impose any security interest upon any of their assets outside the Ordinary Course of Business;

               (vi) none of the Company and its subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other person or entity outside the Ordinary Course of Business;

               (vii) none of the Company and its subsidiaries will make any change in employment terms for any of their directors, officers, and employees outside the Ordinary Course of Business;

               (viii) the Company will not modify the duties assigned to the President of the Company;

               (ix) none of the Company and its subsidiaries will make any change in the business lines of the Company;

               (x) none of the Company and its subsidiaries will sell or arrange a sale of all or substantially all of the Company's or any of its subsidiary's assets, or merge or arrange a merger or other business combination involving the Company, or any subsidiary thereof;

               (xi) none of the Company and its subsidiaries will commit to any of the foregoing.

     6.3  Minority Stockholder Approval for Certain Actions. Ashton, the
          -------------------------------------------------
     Company, and Saltzman agree that they shall refrain from taking or causing the Company or any of its subsidiaries to take, and the Company agrees that it shall not take or cause any of its subsidiaries to take, any of the following transactions, without the express prior written consent of
     Saltzman:

               (i) changing any lines of business of the Company from the area of financial services;

               (ii) borrowing any money for the purpose of financing Ashton or any subsidiary of Ashton other than the Company;

               (iii) making any loan to Ashton or any subsidiary of Ashton other than the Company;

               (iv)  guaranteeing any third-party debt;

               (v)   committing to any of the foregoing.

7    Term and Termination.
     --------------------

     7.1  Term. This Agreement is effective as of the date hereof and, unless
          ----
earlier terminated, shall continue in force until the earlier of (a) with respect to the Ashton Executives, January 31, 2002, (b) the closing date of an initial public offering of the Common Stock of the Company, (c) the dissolution or liquidation of the Company, or (d) a change in control of Ashton or the Company (such date being the "Termination Date").

     7.2  Effect of Termination. Termination of this Agreement shall not affect
          ---------------------
or impair any rights or obligations that arise prior to or at the time of the termination of this Agreement, or which may arise by reason of an event causing the termination of this Agreement, and all such rights and obligations, including the rights and obligations under any provision of this Agreement which by their terms are to survive termination, shall also survive. The rights and remedies provided in this Agreement shall be cumulative and not exclusive and shall be in addition to any other rights and remedies which the Stockholders may have under this Agreement or otherwise.

8.   Miscellaneous.
     -------------

     8.1  Entire Agreement. This Agreement supersedes all prior and written
          ----------------
agreements between the parties with respect to the subject matter hereof, and this Agreement and the other documents and agreements between the parties which are referred to herein or executed contemporaneously herewith set forth the entire agreement among the parties with respect to the transactions contemplated thereby.

     8.2  Amendment. Any term of this Agreement may be amended and the
          ---------
observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Board of Directors of the Company, (b) Stockholders holding at least 67% of the outstanding Shares held by Stockholders and their Permitted Transferees (after notice to all Stockholders of the proposal to adopt such amendment), and (c) Saltzman and his Permitted Transferees (after notice to them of the proposal to adopt such amendment). Any amendment so adopted shall become effective upon the giving of notice of such adoption to all of the Stockholders. Each Stockholder shall be bound by any amendment or waiver adopted in accordance with this Section 7.2, whether or not such Stockholder shall have consented thereto.

     8.3  Binding Effect. This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective heirs, legal representatives and permitted successors and assigns. Except as otherwise expressly provided herein, neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise transferable by any party, voluntarily or by operation of law, without the prior written consent of the parties hereto, and any assignment or transfer without such consent shall be null and void.

     8.4  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single agreement.

     8.5  Governing Law. This Agreement is made under and shall be governed by
          -------------
and construed in accordance with the laws of the State of Delaware (without regard to the conflict of laws principles thereof).

     8.6  Severability. If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions or agreements of the parties contemplated hereby are not affected in any manner materially adverse to any party. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

     8.7  Negotiation and Arbitration.
          ---------------------------

          (a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation. If a matter in dispute has not been resolved within sixty (60) days of a party's request for negotiation, any of the parties to the dispute may initiate arbitration as provided hereinafter. Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, including, without limitation, the determination of the scope or applicability of this agreement to arbitrate, which has not been resolved by negotiation within sixty
(60) days after a party's request for negotiation shall be settled by arbitration before a panel of three arbitrators in the Philadelphia, Pennsylvania. The arbitration shall be governed by the Federal Arbitration Act and administered by the American Arbitration Association under its Commercial Arbitration Rules, provided that persons eligible to be selected as arbitrators shall be limited to persons who are either (a) retired judges of state or Federal courts, or (b) attorneys-at-law who have engaged in the private practice of law for at least ten (10) years concentrating either in general commercial litigation or general corporate and commercial matters. To assure the parties that disputes and controversies subject to arbitration will be resolved expeditiously, the arbitration hearing shall occur within sixty (60) days after the arbitration is initiated and any discovery prior to the arbitration hearing shall be limited (including no more than two depositions per party). The arbitrators shall not have authority to award punitive or exemplary damages. Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs (including attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party. Judgment upon the award rendered may be entered in any court having jurisdiction.

          (b)  No provision of, nor the exercise of any rights under, this
Section 8.7 shall limit the right of any party to request and obtain from a court of competent jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, the remedies provided for in Section 8.8. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby, for purposes of this provision, submits unconditionally to the non-exclusive jurisdiction of the state and federal courts located in the State of Pennsylvania, City of Philadelphia, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 8.7 in the same manner as provided for the giving of notice hereunder.

     8.8  Equitable Relief.   Since a party may sustain irreparable harm in the
          ----------------
event there is a breach of any of the covenants contained in this Agreement, in addition to any other rights or remedies which a party may have under this Agreement or otherwise (including the rights to require negotiation and arbitration in accordance with Section 8.7), a party shall be entitled to obtain specific performance or injunctive relief against any other party in any court of competent jurisdiction for the purposes of restraining the other party from any actual or threatened breach of any of such covenants or to compel such other party to perform any of such covenants, without the necessity of proving irreparable injury or the inadequacy of remedies at law or posting bond or other security.

     8.9  Notices.  Any and all notices, requests, demands, consents and other
          -------
communications required or permitted under this Agreement shall be in writing, signed by or on behalf of the party by whom or which given, and shall be considered to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by first class mail, postage prepaid, or (c) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance herewith). A notice of change of address shall not be deemed given until received by the addressee. Notice shall be given:

          (1)  to the Company at:

               Electronic Market Center, Inc.
               1900 Market Street, Suite 701
               Philadelphia, PA 19103
               Attn:  President
               Telecopier:  (215) 636-3560

          (2)  to Ashton at:

               The Ashton Technology Group, Inc.
               1900 Market Street, Suite 701
               Philadelphia, PA 19103
               Attn:  President
               Telecopier:  (215) 636-3560

          (3)  to Saltzman at:

               2 Forest Hills Drive
               Avon, Connecticut 06001
               Telecopier:  (860) 677-9366

          (4)  to Whitehead at:

               35 East Main Street
               PMB 352
               Avon, Connecticut 06001


          (5)  to the Ashton Executives:

               c/o The Ashton Technology Group, Inc.
               1900 Market Street, Suite 701
               Philadelphia, PA  19103
               Attn:  President
               Telecopier:  (215) 636-3560

     8.10 Additional Stockholders.   Notwithstanding anything to the contrary
          -----------------------
contained herein, in connection with the issuance of Common Stock to an employee of Ashton, the parties agree to permit such person to become a party to this Agreement and succeed to all of the rights and obligations of a "Stockholder" and "Ashton Executive" under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon his execution of such signature page, such person shall for all purposes be a "Stockholder" and "Ashton Executive" party to this Agreement.

     8.11 Deadlines.   If the last day of any time period specified in this
          ---------
Agreement for the giving of notice shall fall on any day that is not a "Business Day" (as hereinafter defined), then such time period shall be extended until the next Business Day. The term "Business Day" shall mean Monday through Friday, except any such day on which the commercial banks in Philadelphia, Pennsylvania are closed.

           [The rest of this page has been left intentionally blank.]

          IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be executed as of the date first written above.

                                        ELECTRONIC MARKET CENTER, INC.



                                        By:   _______________________________
                                              Name:   Fredric W. Rittereiser
                                              Title:  Chairman



                                        THE ASHTON TECHNOLOGY GROUP, INC.



                                        By:   _______________________________
                                              Name:  Arthur J. Bacci
                                              Title: President



                                        MATTHEW SALTZMAN



                                        By:   _______________________________



                                        ALLEN WHITEHEAD



                                        By:   _______________________________

                                  SCHEDULE  A

                             THE ASHTON EXECUTIVES

                                              FREDRIC W. RITTEREISER

                                        By:   ___________________________




                                              K. IVAN F. GOTHNER



                                        By:   ___________________________



                                              ARTHUR J. BACCI



                                        By:   ___________________________




                                              WILLIAM W. UCHIMOTO



                                        By:   ___________________________





                                              FRED S. WEINGARD



                                        By:   ___________________________

                                              RICHARD BUTLER



                                        By:   ___________________________




                                              THOMAS BROWN

                                        By:   ___________________________




                                              MARC GRESACK




                                        By:   ___________________________




                                              SCOTT VON KLEECK




                                        By:   ___________________________